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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                SEPTEMBER 2, 2003
                                (Date of Report)
                        (Date of Earliest Event Reported)

                          TARGETED GENETICS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         WASHINGTON                     0-23930                  91-1549568
(State or Other Jurisdiction     (Commission File No.)          (IRS Employer
      of Incorporation)                                      Identification No.)


                  1100 OLIVE WAY, SUITE 100, SEATTLE, WA 98101
          (Address of Principal Executive Offices, Including Zip Code)

                                 (206) 623-7612
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


                                       1
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ITEM 5. OTHER EVENTS.

      On September 2, 2003, Targeted Genetics Corporation converted approximately $9.4 million in outstanding loans and interest payable to Elan International Services Ltd. into 5,203,244 shares of Targeted Genetics common stock. This transaction consists of the conversion of $7.4 million in outstanding principal and accrued interest into approximately 3.5 million shares of common stock at a price of $2.09 per share. Targeted Genetics is also converting approximately $2.0 million in outstanding principal and accrued interest borrowed at various dates into approximately 1.6 million shares of common stock at conversion prices determined at the time of the borrowing. The notes and interest payable to Elan had a scheduled maturity in July 2005. A copy of the press release related to this conversion is attached as Exhibit 99.1 and is incorporated into this current report by reference.

      In connection with the issuance of common stock to Elan, on September 2, 2003, Targeted Genetics entered into the Fourth Amendment to Rights Agreement between Targeted Genetics and Mellon Investor Services LLC. This amendment changed the ownership threshold triggering the Rights Plan from 15% to 20% with respect to Elan. A copy of the amendment is attached as Exhibit 4.1 and is incorporated into this current report by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits.

      4.1 Fourth Amendment to Rights Agreement between Targeted Genetics Corporation and Mellon Investor Services LLC dated September 2, 2003

      99.1 Press Release of Targeted Genetics Corporation dated September 30,
2003
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TARGETED GENETICS CORPORATION

Date:  September 30, 2003        By:  /S/ TODD E. SIMPSON
                                      ------------------------------------
                                      Todd E. Simpson
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer, Secretary
                                      and Treasurer
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                                INDEX TO EXHIBITS

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
EXHIBIT NUMBER               DESCRIPTION
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
4.1                          Fourth Amendment to Rights Agreement between Targeted Genetics Corporation and Mellon
                             Investor Services LLC dated September 2, 2003

99.1                         Press Release of Targeted Genetics Corporation dated September 30, 2003
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